================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

                                October 26, 2001

               DATE OF REPORT BEING AMENDED HEREBY AUGUST 22, 2001

                               DIGITALTHINK, INC.

     ---------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

            DELAWARE                      000-28687               94-3244366
--------------------------------  ------------------------    ------------------
(State or other jurisdiction of   (Commission File Number)    (I.R.S.
 Employer incorporation                                        or Identification
 organization)                                                 No.)

                              1098 HARRISON STREET

                         SAN FRANCISCO, CALIFORNIA 94103

                    (Address of principal executive offices)
                                 (415) 625-4000

              (Registrant's telephone number, including area code)
                                       N/A

     ---------------------------------------------------------------------
          (Former name or former address, if changed since last report)

================================================================================

This report amends the Form 8-K filed with the Securities and Exchange Commission on August 22, 2001 to provide the required financial statements. This report is qualified in its entirety by reference to the Prior 8-K and to the Agreement and Plan of Merger which was attached as Exhibit 99.1 to the Prior 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

The following financial statements and pro forma financial information are being provided in accordance with the instructions to this item.

        (a)     Independent Auditors' Report.

                Annual Financial Statements of LearningByte International, Inc.
                (LBI)

                Condensed consolidated balance sheets of LBI at June 30, 2001 and March 31, 2001 and 2000.

                Condensed consolidated statements of operations of LBI for the three months ended June 30, 2001 and 2000, and the years ended March 31, 2001 and 2000.

                Consolidated statements of stockholders' deficit of LBI for the years ended March 31, 2001 and 2000.

                Condensed consolidated statements of cash flows of LBI for the three months ended June 30, 2001 and 2000, and the years ended March 31, 2001 and 2000.

        (b)     Pro Forma Financial Information.

        (c)     Exhibits:

               Exhibit
               Number      Description
               ------      -----------
               99.1**      Agreement and Plan of Merger between DigitalThink,
                           Inc. and LBI dated August 14, 2001.

               99.2** Press release dated August 14, 2001 announcing the execution of the Agreement and Plan of Reorganization.

               23.1        Independent Auditors' Consent (KPMG LLP)

** Incorporated by reference to the Company's form 8-K filed with the Securities and Exchange Commission on August 22, 2001.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DIGITALTHINK, INC.
October 26, 2001
                                        /s/  Michael W. Pope
                                        -----------------------------
                                        Michael W. Pope
                                        Chief Financial Officer

ITEM. 7(a)

Board of Directors
LearningByte International, Inc.:

We have audited the accompanying consolidated balance sheets of LearningByte International, Inc. and Subsidiaries (the Company) as of March 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the years in the three-year period ended March 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of LearningByte International, Inc. and Subsidiaries as of March 31, 2001 and 2000, and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended March 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP


August 17, 2001, except as to note 14,
       which is as of October 15, 2001

                LEARNINGBYTE INTERNATIONAL, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets
                             March 31, 2001 and 2000

                                     Assets

                                                                                 2001               2000
                                                                             ------------       ------------
Current Assets:
  Cash and cash equivalents                                                  $    220,655       $  1,098,186
  Accounts receivable, less allowance for doubtful
      accounts of $236,000 in 2001 and $70,000 in 2000                          1,611,887            933,882
  Other receivables                                                               346,009            177,979
  Revenue in excess of billings on uncompleted contracts                           92,974             72,217
  Work in process                                                                      --            418,042
  Prepaid expenses and other                                                      101,274             40,659
                                                                             ------------       ------------
        Total current assets                                                    2,372,799          2,740,965
                                                                             ------------       ------------

Property and equipment, net                                                     1,560,459            779,088

Investment in unaffiliated company                                                     --            750,000

Goodwill, less accumulated amortization                                         3,581,359             72,292
                                                                             ------------       ------------
        Total assets                                                         $  7,514,617       $  4,342,345
                                                                             ============       ============

                     Liabilities and Stockholders' Deficit

Current Liabilities:
  Accounts payable                                                           $  1,777,645       $    442,576
  Accrued liabilities                                                             822,165            505,157
  Deferred revenue                                                              1,814,113          1,947,876
  Notes payable to related parties                                                671,107                 --
  Notes payable                                                                    97,138                 --
  Current obligations under capital leases                                        134,408             79,890
  Current portion of long-term obligations                                        373,981            312,456
                                                                             ------------       ------------
        Total current liabilities                                               5,690,557          3,287,955
                                                                             ------------       ------------

Long-term obligations under capital leases, excluding current portion             221,742             94,555
Long-term obligations, excluding current portion                                  378,046            590,062
                                                                             ------------       ------------
        Total long-term liabilities                                               599,788            684,617
                                                                             ------------       ------------

Redeemable preferred stock, stated value $0.01 per share; 37,500 shares
  authorized, issued and outstanding in 2001 and 2000                           7,500,000          7,500,000
                                                                             ------------       ------------

Stockholders' deficit:
  Common stock, par value $0.01 per share:
    Authorized 24,462,500 shares in 2001 and 2000;
    Issued and outstanding 12,516,723 shares in 2001 and
    10,199,483 shares in 2000                                                     125,168            101,996
  Additional paid-in capital                                                   32,884,959         19,836,642
  Accumulated other comprehensive loss                                           (137,600)           (71,967)
  Accumulated deficit                                                         (39,148,255)       (26,996,898)
                                                                             ------------       ------------
        Total stockholders' deficit                                            (6,275,728)        (7,130,227)
                                                                             ------------       ------------
        Total liabilities and stockholders' deficit                          $  7,514,617       $  4,342,345
                                                                             ============       ============


          See accompanying notes to consolidated financial statements.

                LEARNINGBYTE INTERNATIONAL, INC. AND SUBSIDIARIES
                      Consolidated Statements of Operations
                   Years Ended March 31, 2001, 2000, and 1999

                                             2001               2000               1999
                                         ------------       ------------       ------------
Revenue                                  $  6,407,426       $  3,479,027       $  3,135,663

Cost of revenues                            5,768,669          4,060,789          4,559,454
                                         ------------       ------------       ------------
                                              638,757           (581,762)        (1,423,791)
                                         ------------       ------------       ------------

Selling, general and administrative        10,867,086          4,553,812          3,063,309
Research and development expense            1,368,227            367,766          1,382,811
Loss from impairment of investment,
   in unaffiliated company                    559,863                 --                 --
                                         ------------       ------------       ------------
   Loss from operations                   (12,156,419)        (5,503,340)        (5,869,911)

Other income (expense):
   Interest income                            105,830             54,575              5,601
   Interest expense                          (115,584)          (228,829)           (71,048)
   Other                                       14,816            122,022              4,351
                                         ------------       ------------       ------------
                                                5,062            (52,232)           (61,096)
                                         ------------       ------------       ------------
   Net Loss                              $(12,151,357)      $ (5,555,572)      $ (5,931,007)
                                         ============       ============       ============


          See accompanying notes to consolidated financial statements.

                LEARNINGBYTE INTERNATIONAL, INC. AND SUBSIDIARIES
                Consolidated Statements of Stockholders' Deficit
                     Years ended March 31, 2001, 2000, 1999


                                                                Common Stock          Additional
                                                           -----------------------     paid-in
                                                             Shares       Amount       capital
                                                           ----------   ----------   ------------
Balances at March 31, 1998                                  7,772,542   $   77,725   $  6,315,070

   Net proceeds from private placement                        459,264        4,593      1,570,230
   Issuance of common stock upon exercise of options          405,017        4,051        232,143
   Issuance of common stock upon exercise of warrants         203,365        2,034        199,014
   Issuance of common stock for asset acquisition              27,500          275         82,225
   Fair value of warrants issued in connection with
     financing arrangements                                        --           --          1,354
   Dividends paid in cash                                          --           --             --
   Dividends in-kind                                               --           --             --
   Comprehensive loss:
     Net loss for year                                             --           --             --
     Foreign currency translation adjustment                       --           --             --

   Total comprehensive loss                                        --           --             --
                                                           ----------   ----------   ------------

Balances at March 31, 1999                                  8,867,688       88,678      8,400,036

   Net proceeds from private placement
     of common stock                                        1,140,445       11,404      2,997,113
   Issuance of common stock upon exercise of options          112,500        1,125        101,125
   Issuance of common stock upon exercise of warrants          78,850          789        152,552
   Redemption of Series A preferred stock                          --           --         73,821
   Dividends paid in cash                                          --           --             --
   Fair value of warrants issued in connection with
     preferred stock                                               --           --      1,471,586
   Fair value of warrants issued in connection with
     with financing arrangements                                   --           --         77,909
   Value of preferred stock beneficial conversion feature          --           --      6,562,500
   Accretion of warrant value on preferred stock                   --           --             --
   Accretion of preferred stock issuance costs                     --           --             --
   Comprehensive loss:
     Net loss for year                                             --           --             --
     Foreign currency translation adjustment                       --           --             --

   Total comprehensive loss                                        --           --             --
                                                           ----------   ----------   ------------
Balances at March 31, 2000                                 10,199,483      101,996     19,836,642

   Net proceeds from private placement
     of common stock                                        1,736,113       17,361      9,887,393
   Issuance of common stock upon exercise of options          200,834        2,008        333,410
   Issuance of common stock upon exercise of warrants         116,800        1,168        249,382
   Fair value of warrants issued in connection with
     consulting services and financing arrangements                --           --        902,316
   Issuance of common stock in conjunction
     with acquisition                                         263,493        2,635      1,675,816
   Comprehensive loss:
     Net loss for year                                             --           --             --
     Foreign currency translation adjustment                       --           --             --

   Total comprehensive loss                                        --           --             --
                                                           ----------   ----------   ------------
Balances at March 31, 2001                                 12,516,723   $  125,168   $ 32,884,959
                                                           ==========   ==========   ============


                                                            Accumulated
                                                               other
                                                           comprehensive    Accumulated
                                                                loss          deficit           Total
                                                            ------------    ------------    ------------
Balances at March 31, 1998                                  $    (39,649)   $ (6,496,792)   $   (143,646)

   Net proceeds from private placement                                --              --       1,574,823
   Issuance of common stock upon exercise of options                  --              --         236,194
   Issuance of common stock upon exercise of warrants                 --              --         201,048
   Issuance of common stock for asset acquisition                     --              --          82,500
   Fair value of warrants issued in connection with
     financing arrangements                                           --              --           1,354
   Dividends paid in cash                                             --         (88,751)        (88,751)
   Dividends in-kind                                                  --        (125,729)       (125,729)
   Comprehensive loss:
     Net loss for year                                                --      (5,931,007)     (5,931,007)
     Foreign currency translation adjustment                     (23,023)             --         (23,023)
                                                                                            ------------
   Total comprehensive loss                                           --              --      (5,954,030)
                                                            ------------    ------------    ------------

Balances at March 31, 1999                                       (62,672)    (12,642,279)     (4,216,237)

   Net proceeds from private placement
     of common stock                                                  --              --       3,008,517
   Issuance of common stock upon exercise of options                  --              --         102,250
   Issuance of common stock upon exercise of warrants                 --              --         153,341
   Redemption of Series A preferred stock                             --              --          73,821
   Dividends paid in cash                                             --         (93,053)        (93,053)
   Fair value of warrants issued in connection with
     preferred stock                                                  --              --       1,471,586
   Fair value of warrants issued in connection with
     with financing arrangements                                      --              --          77,909
   Value of preferred stock beneficial conversion feature             --      (6,562,500)             --
   Accretion of warrant value on preferred stock                      --      (1,471,586)     (1,471,586)
   Accretion of preferred stock issuance costs                        --        (671,908)       (671,908)
   Comprehensive loss:
     Net loss for year                                                --      (5,555,572)     (5,555,572)
     Foreign currency translation adjustment                      (9,295)             --          (9,295)
                                                                                            ------------
   Total comprehensive loss                                           --              --      (5,564,867)
                                                            ------------    ------------    ------------
Balances at March 31, 2000                                       (71,967)    (26,996,898)     (7,130,227)

   Net proceeds from private placement
     of common stock                                                  --              --       9,904,754
   Issuance of common stock upon exercise of options                  --              --         335,418
   Issuance of common stock upon exercise of warrants                 --              --         250,550
   Fair value of warrants issued in connection with
     consulting services and financing arrangements                   --              --         902,316
   Issuance of common stock in conjunction
     with acquisition                                                 --              --       1,678,451
   Comprehensive loss:
     Net loss for year                                                --     (12,151,357)    (12,151,357)
     Foreign currency translation adjustment                     (65,633)             --         (65,633)
                                                                                            ------------
   Total comprehensive loss                                           --              --     (12,216,990)
                                                            ------------    ------------    ------------
Balances at March 31, 2001                                  $   (137,600)   $(39,148,255)   $ (6,275,728)
                                                            ============    ============    ============


          See accompanying notes to consolidated financial statements.

                LEARNINGBYTE INTERNATIONAL, INC. AND SUBSIDIARIES
                      Consolidated Statements of Cash Flows
                     Years ended March 31, 2001, 2000, 1999

                                                                      2001               2000               1999
                                                                  ------------       ------------       ------------
Operating Activities:
  Net loss                                                        $(12,151,357)      $ (5,555,572)      $ (5,931,007)
  Adjustments to reconcile net loss to cash used in
    operating activities:
    Depreciation and amortization                                      816,945            385,168            245,383
    Stock warrant expense                                              902,316             77,909              1,354
    Non-cash compensation expense                                           --                 --             82,500
    Loss on sale of equipment                                              721              1,544                 --
    Allowance for doubtful accounts                                    166,000             17,000             42,646
    Loss from impairment of investment in
      unaffiliated company                                             559,863                 --                 --
    Changes in operating assets and liabilities:
      Accounts receivable                                             (332,457)          (447,464)          (235,723)
      Other receivables                                                (28,696)           (78,118)           (51,212)
      Revenue in excess of billings                                    209,307            182,186           (211,079)
      Inventories                                                        3,103                 --              6,168
      Work in process                                                  418,042           (418,042)                --
      Prepaid expenses and other                                       (39,169)            (9,766)           (15,222)
      Accounts payable                                                 531,352           (333,612)           836,854
      Accrued liabilities                                              115,358           (141,846)           573,499
      Deferred revenue                                                (506,735)           151,120            391,878
                                                                  ------------       ------------       ------------
        Net cash used in operating activities                       (9,335,407)        (6,169,493)        (4,263,961)
                                                                  ------------       ------------       ------------

Investing Activities:
  Purchases of property and equipment                                 (918,424)          (315,042)          (370,369)
  Proceeds from sale of equipment                                          625              1,450                 --
  Investments in patents and trademarks                                 (7,178)                --                 --
  Costs related to acquisition of Image Dynamics                      (157,011)                --                 --
  Payment to shareholders of Image Dynamics                           (400,000)                --                 --
  Purchase of minority interest in consolidated affiliate                   --           (177,484)                --
                                                                  ------------       ------------       ------------
        Net cash used in investing activities                       (1,481,988)          (491,076)          (370,369)
                                                                  ------------       ------------       ------------

Financing Activities:
  Principal payments under capital lease obligations                  (109,803)           (98,391)           (29,547)
  Proceeds from notes payable                                          341,162            450,000          1,298,000
  Payments on notes payable                                           (347,732)        (1,497,576)          (250,424)
  Proceeds from long-term obligations                                       --                 --             50,000
  Payments on long-term obligations                                   (368,852)          (212,080)           (31,112)
  Proceeds for redemption of Series A preferred stock                       --         (1,000,000)                --
  Proceeds from issuance of common and preferred stock              10,490,722         10,092,200          3,460,156
  Cash dividends                                                            --            (93,053)           (88,751)
                                                                  ------------       ------------       ------------
        Net cash provided by financing activities                   10,005,497          7,641,100          4,408,322
                                                                  ------------       ------------       ------------
Effect of exchange rate changes on cash and cash equivalents           (65,633)            (5,764)           (18,748)
                                                                  ------------       ------------       ------------
Increase (Decrease) in cash and cash equivalents                      (877,531)           974,767           (244,756)

Cash and cash equivalents at beginning of fiscal year                1,098,186            123,419            368,175
                                                                  ------------       ------------       ------------
Cash and cash equivalents at end of fiscal year                   $    220,655       $  1,098,186       $    123,419
                                                                  ============       ============       ============
Supplemental disclosure of cash flow information:
   Cash paid for interest                                         $     98,137       $    167,238       $     50,146
                                                                  ============       ============       ============


Supplemental disclosure of noncash investing and financing activities:

  During the year ended March 31, 2001, in conjunction with the acquisition of Image Dynamics, Inc. the Company acquired assets of $978,995, assumed liabilities of $2,148,120 and recorded goodwill of $3,684,126.

  During the year ended March 31, 2001, capital lease obligations of $198,690 were incurred when the Company entered into leases for equipment.

  During the year ended March 31, 2000, capital lease obligations of $69,649 were incurred when the Company entered into leases for equipment.

  During the year ended March 31, 1999, capital lease obligations of $232,734 were incurred when the Company entered into leases for equipment.


          See accompanying notes to consolidated financial statements.

                LEARNINGBYTE INTERNATIONAL, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                         March 31, 2001, 2000, and 1999

     (1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          (a)  DESCRIPTION OF BUSINESS

               LearningByte International, Inc. and Subsidiaries (the Company or LearningByte) provides computer software training and consulting in the United States. The Company's principal activity is the development of customer-defined learning programs for individualized technology-based instruction.

          (b)  PRINCIPLES OF CONSOLIDATION

               In 1995, the Company formed a joint venture with Pennar Growth Fund Limited to undertake various activities related to the development of courseware in India. Under this arrangement, the Company and Pennar Growth Fund Limited formed the joint venture with its registered office in the State of Andhra Pradesh, India. In November 1999, the remaining 26% minority interest in the joint venture was purchased for $177,484. This acquisition was accounted for under the purchase method of accounting and, accordingly, the balance of the purchase price over the minority interest was recorded as goodwill. The goodwill is being amortized using the straight-line method over a period of five years.

               In 2001, the Company formed a German shell company to facilitate European sales efforts. The Company registered the shell company under the name LearningByte GmbH.

               The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, LearningByte International Limited (LBI India) and LearningByte GmbH. For financial reporting purposes, LearningByte has recognized 100% of LBI India's and LearningByte GmbH's losses in the accompanying statements of operations. All significant intercompany balances and transactions have been eliminated in consolidation.

          (c)  USE OF ESTIMATES

               The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

          (d)  CASH AND CASH EQUIVALENTS

               For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. The Company has certificates of deposit as of March 31, 2001 and 2000 of approximately $250,000 and $78,000, respectively, which were required to obtain standby letters of credit with a bank. The standby letters of credit were required by several of the Company's lessors and, therefore, this cash is restricted to its use and cannot be withdrawn until the letters of credit expire.

                LEARNINGBYTE INTERNATIONAL, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                         March 31, 2001, 2000, and 1999

          (e)  PROPERTY AND EQUIPMENT

               Property and equipment are recorded at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the related assets ranging from three to ten years. Leasehold improvements are recorded at cost and depreciated using the straight-line method over the lease term.

          (f)  GOODWILL

               Goodwill, which represents the excess of purchase price over fair value of net assets acquired in Image Dynamics, Inc. and LBI India, is amortized on a straight-line basis over the expected period to be benefited of five years.

          (g)  PATENTS AND TRADEMARKS

               The cost of patents and trademarks is amortized on a straight-line basis over the estimated useful lives. Patents and trademarks are being amortized over 17 and 5 years, respectively.

          (h)  INCOME TAXES

               Income taxes are accounted for under the asset-and-liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

          (i)  STOCK-BASED COMPENSATION

               The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its fixed plan stock options. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-based Compensation, established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirements of SFAS No. 123.

               During the year ended March 31, 1999, the Company issued 27,500 shares of common stock as a signing bonus to a sales executive. A value of $82,500 was assigned to these assets and expensed during fiscal year 1999.

                LEARNINGBYTE INTERNATIONAL, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                         March 31, 2001, 2000, and 1999

          (j)  REVENUE RECOGNITION

               The Company derives its revenue from customer-defined computer-based training development, consulting, and the licensing of its software, maintenance, and support.

               The Company recognizes revenue from customer-defined computer-based training as earned in accordance with Statement of Position (SOP) 81-1, Accounting for Performance of Construction/Production-type Contracts, as development progresses based on the percentage-of-completion method. The percentage of completion is based on the ratio of actual custom development or service costs incurred to date, to total estimated costs to complete the custom course or service. Provisions for estimated losses on incomplete contracts will be made, if appropriate, on a contract-by-contract basis and recognized in the period in which such losses become probable and can be reasonably estimated. To date there have been no such losses. Custom contracts typically call for non-refundable payments due upon achievement of certain milestones in production of the courses or in consulting services. Licensing of software, maintenance, and support revenue is recognized ratably over the contract period. Deferred revenues represent customer prepayments.

          (k)  RESEARCH AND DEVELOPMENT COSTS

               Costs incurred in research and development are expensed as incurred.

          (l)  CAPITALIZED SOFTWARE COSTS

               Costs associated with the planning and design phase of software development, including coding and testing activities necessary to establish technological feasibility, are classified as research and development, and expensed as incurred. Once technological feasibility has been determined, additional costs incurred in development, including coding, testing, and product quality assurance, are capitalized. In 2001, 2000, and 1999, no software development costs were capitalized.

          (m)  FOREIGN CURRENCY TRANSLATIONS

               The functional currency of the Company's international subsidiary is the Indian Rupee and, as a result, the statements are translated into the reporting currency under the current-rate method. The current exchange rate at the balance sheet date is used to translate all assets and liabilities. The revenue and expenses are translated at an average exchange rate for the period. The adjustments from translation are reported in the consolidated stockholders' deficit as an adjustment from foreign currency translation.

     (2)  BUSINESS COMBINATION

          On October 5, 2000, the Company purchased Image Dynamics, Inc., a California corporation in the e-learning business. The acquisition has been recorded using the purchase method of accounting and, accordingly, the results of operations of Image Dynamics, Inc. have been included in the Company's consolidated financial statements from October 5, 2000. Consideration for the transaction consisted of 263,493 shares of LearningByte International, Inc. common stock and $800,000 cash.

                LEARNINGBYTE INTERNATIONAL, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                         March 31, 2001, 2000, and 1999

     (3)  PROPERTY AND EQUIPMENT

          Property and equipment as of March 31 consist of the following:

                                      2001            2000
                                   ----------      ----------
Office equipment                   $1,241,001         841,646
Computer software                     563,495         168,907
Furniture                             642,942         297,118
Leasehold improvements                109,967          68,874
                                   ----------      ----------
                                    2,557,405       1,376,545

Less accumulated depreciation         996,946         597,457
                                   ----------      ----------
                                   $1,560,459         779,088
                                   ==========      ==========

     (4)  INVESTMENT IN UNAFFILIATED COMPANY

          During the year ended March 31, 2000, the Company entered into an agreement with a customer to provide services in exchange for an equity interest in the customer. In exchange for the development of ten customer-defined computer-based training courses, six months of consulting services, and three years of license fees and maintenance, the Company received 500,000 shares of common stock which was valued at $750,000. This investment was accounted for under the cost method. In May 2001, the customer notified its shareholders that it was ceasing operations and it did not anticipate any liquidating distributions to shareholders. The investment in the unaffiliated company was written off, net of deferred revenue, as of March 31, 2001 as a loss from impairment of investment in unaffiliated company.

     (5)  NOTE PAYABLE AND NOTES PAYABLE TO RELATED PARTIES

                                                                                                  MARCH 31,
                                                                                           -----------------------
                                                                                             2001            2000
                                                                                           --------        -------
On October 5, 2000, as part of the acquisition of Image Dynamics, Inc., the Company assumed a demand note payable issued to a related party who provided operating funds for Image Dynamics, Inc. The
  note is payable on demand, bearing interest at the rate of 9%.                           $  4,500             --

On October 5, 2000, as part of the acquisition of Image Dynamics, Inc., the Company assumed a demand note payable to a related party who provided operating funds for Image Dynamics, Inc. The note is payable
  on demand, bearing interest at the rate of 9%.                                            120,000             --

                LEARNINGBYTE INTERNATIONAL, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                         March 31, 2001, 2000, and 1999

                                                                                           MARCH 31,
                                                                                    ------------------------
                                                                                       2001           2000
                                                                                    ---------        -------
On October 5, 2000, as part of the acquisition of Image Dynamics, Inc., the Company assumed the outstanding balance on a line of credit with a bank. Interest is payable monthly at a variable rate, which was
  10.62% at March 31, 2001.                                                         $  97,138             --

Note payable to a related party on March 30, 2001, due on demand,
  with warrants issued in lieu of interest.                                            50,000             --

Interest-free note payable dated October 5, 2000 to a shareholder of
  Image Dynamics, Inc. related to the acquisition of Image Dynamics,
  Inc. Due on October 5, 2001.                                                        200,000             --

Interest-free note payable dated October 5, 2000 to a shareholder of
  Image Dynamics, Inc. related to the acquisition of Image Dynamics,
  Inc. Due on October 5, 2001.                                                        200,000             --

On October 5, 2000, as part of the acquisition of Image Dynamics, Inc., the
  Company assumed a note payable to a related party who provided operating funds for Image Dynamics, Inc. The note is payable in variable monthly installments ($970 in March 2001), including interest at variable rates.
  Interest rate was 14.9% at March 31, 2001.                                           48,287             --

On October 5, 2000, as part of the acquisition of Image Dynamics, Inc., the
  Company assumed a note payable to a related party who provided operating funds for Image Dynamics, Inc. The note is payable in variable monthly installments ($534 in March 2001), including interest at variable rates.
  Interest rate was 7.5% at March 31, 2001.                                            48,320             --
                                                                                    ---------        -------
        Total notes payable and notes payable
          to related parties, current                                               $ 768,245             --
                                                                                    =========        =======

                LEARNINGBYTE INTERNATIONAL, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                         March 31, 2001, 2000, and 1999

     (6)  LONG-TERM OBLIGATIONS

                                                                                           MARCH 31,
                                                                                    ------------------------
                                                                                       2001           2000
                                                                                    ---------       --------
Note payable to a MN State Agency, due in monthly installments of $1,887, including interest of 5%, beginning January 1, 1999, collateralized by
  equipment, remaining unpaid balance due and payable on December 1, 2003.          $  58,078         77,299

Note payable to a MN State Agency, interest payments of 5% due semi-annually beginning June 1, 1998 through December 1, 2002, and monthly installments of $1,887, including interest, beginning January 1, 2003, collateralized
  by equipment, remaining unpaid balance due and payable on December 1, 2007.         100,000        100,000

Note payable to private investor, due in quarterly installments of $1,454, beginning January 1, 2000, including interest at 8%, final payment
  November 15, 2002.                                                                   10,663         15,387

Note payable to private investor, due in quarterly installments of $14,761 beginning January 1, 2000, including interest at 9%, final payment
  November 15, 2002.                                                                  107,116        153,863

Note payable to private investor, due in quarterly installments of $2,908 beginning January 1, 2000, including interest at 8%, final payment
  November 15, 2002.                                                                   21,325         30,773

Note payable to private investor, due in quarterly installments of $28,857 beginning January 1, 2000, including interest at 7.5%, final payment
  November 15, 2002.                                                                  212,765        307,741

Note payable to vendor, due in monthly installments of $11,445 beginning
  August 1, 1999, final payment October 1, 2001.                                       80,115        217,455

Note payable to bank, due in monthly installments of $476, assumed October 5,
  2000 as part of the acquisition of Image Dynamics, Inc., including interest
  at 9.49%, final payment April 19, 2001.                                               2,005             --

Note payable to vendor, due in monthly installments of $2,866, assumed October
  5, 2000 as part of the acquisition of Image Dynamics, Inc., including
  interest at 9%, final payment due August 10, 2003.                                   74,452             --

                LEARNINGBYTE INTERNATIONAL, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                         March 31, 2001, 2000, and 1999

                                                                                                    MARCH 31,
                                                                                          -----------------------------
                                                                                             2001               2000
                                                                                          ----------          ---------
Note payable to bank, due in monthly installments of $6,033, assumed October 5,
  2000 as part of the acquisition of Image Dynamics, Inc., including interest
  at 10.5%, final payment due April 1, 2002.                                              $   78,045                 --

Note payable to bank, due in monthly installments of $1,516, assumed October 5,
  2000 as part of the acquisition of Image Dynamics, Inc., including interest
  at 9.5%, final payment due August 9, 2001.                                                   7,463                 --
                                                                                          ----------          ---------
                                                                                             752,027            902,518

Less current portion                                                                        (373,981)          (312,456)
                                                                                          ----------          ---------
                                                                                          $  378,046            590,062
                                                                                          ==========          =========

Future maturities of long-term obligations are as follows:

YEAR ENDING
 MARCH 31,
-----------
2002                                  $ 373,981
2003                                    250,606
2004                                     48,936
2005                                     19,221
2006                                     20,204
Thereafter                               39,079
                                      ---------
                                      $ 752,027
                                      =========

(7)  PREFERRED STOCK

The holders of Series A convertible/redeemable preferred stock received quarterly dividends of 9% per annum, paid in cash through November 1999. Accordingly, during fiscal year 2000, dividends of $93,053 were paid to the Series A preferred shareholders. In addition, during fiscal year 2000, the preferred shareholders received 125,729 preferred shares as dividends in-kind. During fiscal year 2001, no dividends were paid to the preferred shareholders.

The Series A convertible/redeemable preferred shares were redeemed by LearningByte in November 1999 in connection with the Series B convertible preferred stock transaction. A payment of $1,000,0000 was made to the shareholders. Also, notes payable of $333,334 and $166,666 were issued to the shareholders with an interest rate of 7.5% and 9%, respectively. Payments are made quarterly with the final payment due November 15, 2002.

                LEARNINGBYTE INTERNATIONAL, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                         March 31, 2001, 2000, and 1999

          In November 1999, 37,500 shares of Series B senior convertible/ redeemable preferred stock (the Series B) and a warrant to purchase 500,000 shares of common stock at $3.50 per share were sold for $6,828,092, net of $671,908 in placement fees. The warrants were assigned a value of $1,471,586 using the Black-Scholes option-pricing model using the following assumptions: risk-free interest rate of 6.5%; no dividend yield; volatility of 100%; and an option life of five years. The difference between the fair value of the preferred stock and the $7,500,000 redemption value was charged to retained deficit as dividends on the preferred stock.

          Holders of the Series B were entitled to one vote for every share of common stock into which their shares of Series B could be converted and hold preferential rights over common stockholders in liquidation or dissolution. The Series B shares are convertible into shares of common stock on a 100-to-1 basis at any time at the option of the holder. The Series B also carries certain conversion/redemption provisions which give the holders the option to require the Company to redeem the Series B at $200 per share. At the date of issuance, the preferred shares had a beneficial conversion feature valued at $6,562,500 which was immediately charged to retained deficit with a corresponding increase in additional paid-in capital.

     (8)  STOCKHOLDERS' EQUITY

          (a)  PRIVATE PLACEMENTS

               During the year ended March 31, 2001, the Company completed three private placements for the issuance of a total of 1,736,113 shares of common stock at prices of $5.00 and $7.00 per share, generating a total of $9,904,754, net of offering costs.

               During the year ended March 31, 2000, the Company completed two private placements for the issuance of a total of 1,140,445 shares of common stock at prices of $3.00, $3.33, and $3.75 per share, generating a total of $3,008,517, net of offering costs.

               During the year ended March 31, 1999, the Company completed two private placements for the issuance of a total of 459,264 shares of common stock at prices of $3.50 and $3.75 per share, generating a total of $1,574,823, net of offering costs.

          (b)  STOCK OPTIONS

               The 1993 Stock Option Plan (the Plan) includes an Incentive Stock Option Plan under which selected employees, including officers, may be granted incentive stock options and a Nonqualified Stock Option Plan, which grants stock options to consultants and members of the Board of Directors who are not employees of the Company. Under the Plan, the options are issued at a price, which approximates fair market value. Options under the Plan become exercisable in three equal annual installments beginning on the first anniversary of the date of grant. All options granted expire within five years of issuance. The Company originally reserved 500,000 shares of common stock for issuance under the Plan, but has subsequently increased total reserved shares to 3,000,000 at March 31, 2001.

                LEARNINGBYTE INTERNATIONAL, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                         March 31, 2001, 2000, and 1999

The 1997 Nonqualified Stock Option Plan (the 1997 Plan) grants stock options to employees, officers, directors, consultants, and advisors. Under the 1997 Plan, options are issued at a price which approximates fair market value and become exercisable upon the discretion of the Administrator, generally in three equal annual installments beginning on the first anniversary of the date of grant. The Administrator also has discretion on the term of the options, usually five years from the date of issuance. The Company reserved 450,000 shares of common stock for issuance under the 1997 Plan.

The 1997 Nonqualified Option Plan for LBI India (the India Plan) grants stock options to employees, officers, directors, consultants, and advisors of LBI India. Under the India Plan, options are issued at a price which approximates fair market value and become exercisable in three equal installments beginning on the first anniversary of grant. All options granted expire within five years of issuance. The Company reserved 500,000 shares of common stock for issuance under the India Plan.

The following table summarizes the options to purchase shares of the Company's common stock under the Company's stock option plans:

                                                 WEIGHTED-
                                                 AVERAGE
     STOCK OPTIONS             OUTSTANDING    EXERCISE PRICE
     -------------             -----------    --------------
Balance at March 31, 1998       1,496,106       $   1.52

      Granted                     485,500           3.50
      Exercised                  (405,017)           .58
      Canceled                   (127,166)          3.14
                                ---------

Balance at March 31, 1999       1,449,423           2.31

      Granted                   1,307,250           3.50
      Exercised                  (112,500)           .91
      Canceled                   (302,923)          2.98
                                ---------

Balance at March 31, 2000       2,341,250           2.95

      Granted                   1,475,900           4.60
      Exercised                  (200,834)          1.67
      Canceled                   (630,639)          4.08
                                ---------

Balance at March 31, 2001       2,985,677       $   3.87
                                =========

                LEARNINGBYTE INTERNATIONAL, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                         March 31, 2001, 2000, and 1999

The following table summarizes information about the stock options outstanding at March 31, 2001:

                             OPTIONS OUTSTANDING                      OPTIONS EXERCISABLE
               -----------------------------------------------    ---------------------------
                                   WEIGHTED-         WEIGHTED-                      WEIGHTED-
  RANGE OF                         AVERAGE           AVERAGE                        AVERAGE
  EXERCISE        NUMBER          REMAINING          EXERCISE       NUMBER          EXERCISE
   PRICE       OUTSTANDING     CONTRACTUAL LIFE       PRICE       EXERCISABLE        PRICE
-----------    -----------     ----------------     ---------     ----------        ---------
$1.00-$2.00        470,000           1.3             $ 1.78         470,000          $ 1.78
$2.01-$3.50      1,365,586           3.4               3.50         724,460            3.50
$3.51-$7.00      1,150,091           4.3               5.61              --              --
               -----------                                        ---------
$1.00-$7.00      2,985,677           3.4               3.87       1,194,460            2.82
               ===========                                        =========

Options outstanding expire at various dates during the period from October 1, 2001 through January 8, 2006. The number of options exercisable as of March 31, 2001, 2000, and 1999 was 1,194,460; 979,180; and 653,103, respectively, and at a weighted-average price of $2.82, $2.37, and $1.60 per share, respectively.

The weighted-average grant date fair value of options granted at market prices during the years ended March 31, 2001, 2000, and 1999 was $1.33, $.95, and $.95 per share, respectively.

Pro forma information regarding the net loss is required by SFAS No. 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method of SFAS No. 123. The fair value for these options was estimated at the date of grant using the Black-Scholes option-pricing model with a minimum value approach and the following assumptions for the years ended March 31, 2001, 2000, and 1999: risk-free interest rates of 6.5%, 6.0%, and 6.3%, respectively; no dividend yield; and a weighted-average life of the options of five years. The minimum-value approach is used for non-public companies where there is a limited basis for determining the expected volatility of the stock price. Accordingly, no value has been assumed for volatility in determining the value of options issued.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information is as follows:

                                2001              2000              1999
                            ------------       ----------        ----------
Net loss as reported        $ 12,151,357        5,555,572         5,931,007
Pro forma net loss            12,693,375        6,033,232         6,168,353

The pro forma effect on net loss for the years ended March 31, 2001, 2000, and 1999 is not representative of the pro forma effect on net loss in future years.

                LEARNINGBYTE INTERNATIONAL, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                         March 31, 2001, 2000, and 1999

          (c)  WARRANTS

               During fiscal year ended March 31, 2001, the Company issued certain notes payable which required the issuance of warrants to purchase common stock. The Company issued 119,300 warrants to purchase common stock at $4.00 per share which expire in March 2006. The value of the warrants was determined to be $478,634 using the Black-Scholes option-pricing model with the following assumptions: average risk-free interest rate of 6.5%; no dividend yield; volatility of 100%; and a weighted-average life of the options of five years. $6,132 of the value of the warrants was recorded as additional interest expense for the year ended March 31, 2001 based upon the expected terms of the notes payable.

               During fiscal year ended March 31, 2001, the Company issued to various individuals, in conjunction with consulting, management, and legal services received, warrants to purchase common stock. The Company issued 180,000 warrants to purchase common stock at $3.50 per share which expire in April 2003 and April 2005, 54,000 warrants to purchase common stock at $5.00 which expire at various dates between August 2003 and September 2005, and 17,000 warrants to purchase common stock at $7.00 per share which expire in June 2005. The value of the warrants was determined to be $740,191 using the Black-Scholes option-pricing model with the following assumptions: average risk-free interest rate of 6.5%; no dividend yield; volatility of 100%; and a weighted-average life of the options of five years. $740,191 was expensed during the year ended March 31, 2001.

               During fiscal year ended March 31, 2001, the Company issued to various customers, in conjunction with alliance arrangements, warrants to purchase common stock. The Company issued 272,000 warrants to purchase common stock at $15.00 per share which expire at various dates between October 2003 and November 2005. The value of the warrants was determined to be $751,684 using the Black-Scholes option-pricing model with the following assumptions: average risk-free interest rate of 6.5%; no dividend yield; volatility of 100%; and a weighted-average life of the options of five years. $155,993 was expensed during the year ended March 31, 2001.

               During fiscal year ended March 31, 2001, the Company issued, in connection with private placements of common stock, warrants to purchase 420,474 shares of common stock at $3.50 per share, 44,975 shares of common stock at $5.00 per share, and 250,000 shares of common stock at $9.00 per share. These warrants expire at various dates during the period between April 2005 and March 2006.

               During fiscal year ended March 31, 2000, the Company issued certain notes payable, which required the issuance of warrants to purchase common stock. The Company issued 37,324 warrants to purchase common stock at $5.00 per share which expire November 2004, 13,330 warrants to purchase common stock at $4.50 per share which expire June 2002, 6,429 warrants to purchase common stock at $4.50 per share which expire November 2004, and 25,000 warrants to purchase common stock at $3.50 per share which expire October 2004. The value of the warrants was determined to be $77,909 using the Black-Scholes option-pricing model with the following assumptions: average risk-free interest rate of 6.5%; no dividend yield; volatility of 100%; and a weighted-average life of the options of five years. $77,909 was recorded as additional interest expense for the year ended March 31, 2000.

                LEARNINGBYTE INTERNATIONAL, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                         March 31, 2001, 2000, and 1999

               During fiscal year ended March 31, 2000, the Company issued, in connection with private placements of preferred stock, warrants to purchase 500,000 shares of common stock at $3.50 per share which expire in November 2005. The value of these warrants was determined to be $1,471,586 using the Black-Scholes option-pricing model with the following assumptions: average risk-free interest rate of 6.5%; no dividend yield; volatility of 100%; and the option life of five years. The option value was assigned to additional paid-in capital.

               During fiscal year ended March 31, 2000, the Company issued, in connection with private placements of common stock, warrants to purchase 351,208 shares of common stock at $5.00 per share, 25,000 shares of common stock at $3.50 per share, warrants to purchase 225,000 shares of common stock at $2.00 per share, and 20,000 shares of common stock at $4.00 per share. These warrants expire at various dates during the period between February 2004 and November 2009.

               During fiscal year ended March 31, 1999, the Company issued certain notes payable, which required the issuance of warrants to purchase common stock. The Company issued 2,180 warrants to purchase common stock at $3.82 per share, which expire September 2001 and 16,706 warrants to purchase common stock at $5.00 per share which expire April 2004. The value of the warrants was determined to be $1,354 based on the Black-Scholes option-pricing model with the following assumptions: average risk-free interest rate of 6.5%; no dividend yield; volatility of 100%; and a weighted-average life of the options of five years. $1,354 was recorded as additional interest expense for the year ended March 31, 1999.

               During fiscal year ended March 31, 1999, the Company issued, in connection with private placements of common and preferred stock, warrants to purchase 237,619 shares of common stock at $5.00 per share, 37,500 shares of common stock at $4.00 per share, and 4,118 shares of common stock at $3.85 per share. These warrants expire at various dates during the period between May 2003 and October 2005.

                LEARNINGBYTE INTERNATIONAL, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                         March 31, 2001, 2000, and 1999

               Total warrants outstanding are as follows:

                                 WARRANTS          PRICE         EXPIRATION
                               OUTSTANDING       PER SHARE         DATE
                               -----------       ---------       ----------
Balance at March 31, 1998       1,081,226       $ 2.00-3.85      1998-2003

      Issued                      298,123         3.82-5.00      2001-2005
      Exercised                  (203,365)        1.00-1.50        1999
      Expired                    (175,416)        1.00-2.00        1998
                                ---------

Balance at March 31, 1999       1,000,568         1.00-5.00      2001-2005

      Issued                    1,203,291         3.50-5.00      2003-2007
      Exercised                   (78,850)        1.00-2.40      2000-2001
      Expired                          --
                                ---------

Balance at March 31, 2000       2,125,009         1.00-5.00      2001-2007

      Issued                    1,357,749        3.50-15.00      2005-2008
      Exercised                  (116,800)        1.00-3.50      2001-2002
      Expired                     (31,577)        2.40-3.50        2001
                                ---------

Balance at March 31, 2001       3,334,381        1.50-15.00      2002-2007
                                =========

     (9)  LEASES

          The Company leases various office facilities under non-cancelable operating leases that expire between May 2003 and January 2008. The Company also leases certain office equipment and fixtures that expire between May 2001 and January 2004. The leases provide that the Company pay certain operating expenses in addition to the monthly base rents.

          Future minimum lease payments under all non-cancelable operating leases in excess of one year are as follows:

2002            $  734,000
2003               716,000
2004               615,000
2005               523,000
2006               536,000
Thereafter       1,014,000
                ----------
                $4,138,000
                ==========

          Rent expense for the years ended March 31, 2001, 2000, and 1999 was approximately $626,000, $440,000, and $330,000, respectively.

                LEARNINGBYTE INTERNATIONAL, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                         March 31, 2001, 2000, and 1999

          During the years ended March 31, 2001, 2000 and 1999, the Company also acquired furniture and equipment under capital leases with a cost of $198,690, $69,949, and $232,734, respectively. The accumulated depreciation on these assets was $173,809, $127,938, and $29,547 at March 31, 2001, 2000 and 1999, respectively.

          Future minimum capital lease payments as of March 31, 2001 are:

     YEAR ENDING                                                CAPITAL
      MARCH 31,                                                 LEASES
     -----------                                               ---------
     2002                                                      $ 196,036
     2003                                                        130,681
     2004                                                         70,046
     2005                                                             --
                                                               ---------

                Total minimum lease payments                     396,763

Less amount representing interest
      (at rates ranging from 8% to 15%)                          (40,613)
                                                               ---------

                Present value total minimum lease
                    payments                                     356,150

Less current installments of obligations under
      capital leases                                            (134,408)
                                                               ---------

                Obligations under capital leases,
                    excluding current installments             $ 221,742
                                                               =========

                LEARNINGBYTE INTERNATIONAL, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                         March 31, 2001, 2000, and 1999

     (10) INCOME TAXES

          The Company has incurred net operating losses since inception. As of March 31, 2001, the Company had net operating loss (NOL) carryforwards of approximately $28,300,000 and research and development tax credit carryforwards of approximately $351,000 available to offset its future income tax liability. The NOL and tax credit carryforwards expire in the years 2009 to 2020. For financial reporting purposes, a valuation allowance of $12,218,000 has been recognized to offset the net deferred tax assets related to these carryforwards, as well as the other net deferred tax assets. No benefit has been recorded for such loss carryforwards, and utilization in future years may be limited if significant ownership changes have occurred. Significant components of the Company's net deferred tax assets are as follows:

                                                                          MARCH 31,
                                                      --------------------------------------------------
                                                          2001               2000               1999
                                                      ------------       ------------       ------------
Deferred tax assets:
      Net operating loss carryforwards                $ 11,300,000          7,000,000          4,500,000
      Research and development tax
           credit carryforwards                            351,000            233,000            233,000
      Bad debt reserve and other accruals                  408,000             87,000            255,000
      Goodwill amortization                                106,000                 --                 --
      Depreciation                                          53,000                 --                 --
                                                      ------------       ------------       ------------

                                                        12,218,000          7,320,000          4,988,000

Deferred tax liabilities:
      Depreciation                                              --            (39,000)           (39,000)
                                                      ------------       ------------       ------------

                                                        12,218,000          7,281,000          4,949,000

      Valuation allowance                              (12,218,000)        (7,281,000)        (4,949,000)
                                                      ============       ------------       ------------

             Net deferred tax assets                  $         --                 --                 --
                                                      ============       ============       ============

          No current income taxes have been provided for the years ended March 31, 2001, 2000, and 1999, as the Company had a loss for all financial and tax purposes.

                LEARNINGBYTE INTERNATIONAL, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           March 2001, 2000, and 1999

     (11) SIGNIFICANT CUSTOMERS

          During the fiscal years ended March 31, the Company had customers which accounted individually for more than 10% of the Company's sales as follows:

                2001     2000     1999
                ----     ----     ----
Customer 1        11%      49%      30%
Customer 2        11       17       25
Customer 3        10       --       16
                ----     ----     ----
                  32%      66%      71%
                ====     ====     ====

     (12) EMPLOYEE BENEFIT PLAN

          The Company has adopted a 401(k) savings plan. Employees are eligible to participate in the plan on the first day of the calendar month after completing one month of service and attaining the age of 21. Employees whose participation is restricted by a collective bargaining agreement and certain non-resident aliens are not eligible to participate in the plan. Employees may contribute up to the maximum amount, which will not violate limits set by the Internal Revenue Service. The Company, at its discretion, may make matching and discretionary contributions. The Company did not contribute to the plan during the fiscal years ended March 31, 2001, 2000, and 1999.

     (13) RELATED-PARTY TRANSACTIONS

          A member of the Board of Directors performs services for the Company related to the issuance of common stock. Fees paid to this director were $85,619 for the fiscal year ended March 31, 2000.

     (14) SUBSEQUENT EVENTS

          In May 2001, the Company entered into a line of credit with P.T. Indo-Bharat Rayon to provide for borrowings up to $5 million to be used for working capital purposes. Interest on this line accrues at prime plus 3 percent. All outstanding principal and accrued interest under this line of credit shall be due and payable upon the earlier of May 11, 2003 or the date of any future financing, including, but not limited to, an initial public offering. In connection with this line of credit agreement, the Company issued warrants to purchase 250,000 shares of the Company's common stock at an exercise price of $3.50 per share. The warrants were immediately exercisable and the value of $1,021,000 was being expensed over the term of the 24 month agreement. The value of these warrants was determined based on the Black-Scholes option-pricing model with the following assumptions: average risk free rate of 6.5%; no dividend yield; volatility of 100%; and a life of 5 years.

          In August 2001, the Company entered into an agreement to be acquired by DigitalThink, Inc. (DigitalThink). Under the terms of the agreement, DigitalThink will issue approximately 4.7 million shares of its common stock for all the outstanding stock of the Company, including the number of common shares which would be issued upon conversion of the Series B preferred stock, and all options and out-of-the money warrants. The transaction closed October 15, 2001 and at that date the operations of the Company ceased to exist on a stand alone basis. All future cash needs will be supported by the surviving entity, DigitalThink, from October 15, 2001 forward.

                LEARNINGBYTE INTERNATIONAL, INC. AND SUBSIDIARIES
              Condensed Consolidated Balance Sheet -- June 30, 2001
                      (in thousands, except per share data)
                                   (unaudited)

                                     Assets

                                                                                2001
                                                                              --------
Current Assets:
       Cash and cash equivalents                                              $    562
       Accounts receivable,net                                                   1,129
       Prepaid expenses and other current assets                                   262
                                                                              --------
                          Total current assets                                   1,953
                                                                              --------

Property and Equipment, net                                                      1,573

Goodwill and other intangible assets                                             3,374
                                                                              --------
                          Total Assets                                        $  6,900
                                                                              ========

                         Liabilities and Stockholders' Deficit

Current Liabilities:
       Accounts payable                                                       $  1,432
       Accrued liabilities                                                         959
       Capital lease obligations, current portion                                  134
       Notes payable, current portion                                            2,741
       Deferred revenues                                                         1,729
                                                                              --------
                         Total current liabilities                               6,995

Capital lease obligations, net of current portion                                  176
Notes payable, net of current portion                                              327
                                                                              --------
                          Total long term liabilities                              503
                                                                              --------

Series B redeemable preferred stock, par value $0.01 per share:
       Authorized, issued and outstanding 37,500 shares                          7,500

Stockholders' Deficit
       Common stock, $0.01 par value:
                Authorized - 24,463 shares at June 30, 2001
                Issued and outstanding - 125,564 shares at June 30, 2001           125
       Additional paid-in capital                                               33,737
       Accumulated other comprehensive income                                     (148)
       Accumulated deficit                                                     (41,812)
                                                                              --------
                          Total stockholders' deficit                           (8,098)
                                                                              --------
                          Total liabilities and stockholders' deficit         $  6,900
                                                                              ========


   See accompanying notes to the condensed consolidated financial statements.

                LEARNINGBYTE INTERNATIONAL, INC. AND SUBSIDIARIES
                 Condensed Consolidated Statements of Operations
                For the Three Months Ended June 30, 2001 and 2000
                                 (in thousands)
                                   (unaudited)

                                                           2001          2000
                                                         -------       -------
Revenue                                                  $ 2,277       $ 1,299

Cost of revenue                                            1,523           993
                                                         -------       -------
                   Gross profit                              754           306
                                                         -------       -------

Operating Expenses:
           Research and development                          197           220
           Sales and marketing                             1,416           969
           General and administrative                        580           374
           Depreciation                                      150            76
           Amortization of goodwill and intangibles          189            --
           Amortization of warrants                            8            --
                                                         -------       -------
                   Total operating expenses                2,540         1,639
                                                         -------       -------
Loss from operations                                      (1,786)       (1,333)

Other income (expense), net                                 (687)           14
                                                         -------       -------
Net loss                                                 $(2,473)      $(1,319)
                                                         =======       =======


   See accompanying notes to the condensed consolidated financial statements.

                LEARNINGBYTE INTERNATIONAL, INC. AND SUBSIDIARIES
                 Condensed Consolidated Statements of Cash Flows
                For the Three Months Ended June 30, 2001 and 2000
                                 (in thousands)
                                   (unaudited)

                                                                                      2001         2000
                                                                                     ------       ------
Cash Flows from Operating Activities:
        Net loss                                                                     (2,473)      (1,319)
        Adjustments to reconcile net loss to cash used in operating activities:
               Depreciation                                                             150           76
               Amortization of goodwill and other intangibles                           189           --
               Amortization of deferred stock-based compensation                        665           --
               Allowance for doubtful accounts                                           47           --
               Changes in operating assets and liabilities:
                     Accounts receivable                                                435          259
                     Prepaid expenses and other current assets                          279           98
                     Accounts payable                                                  (346)        (156)
                     Accrued liabilities                                                137         (242)
                     Deferred revenue                                                  (276)        (865)
                                                                                     ------       ------
                         Net cash used in operating activities                       (1,193)      (2,149)

Cash Flows from Investing Activities:
        Purchases of property and equipment                                            (144)        (258)
                                                                                     ------       ------
                         Net cash used in investing activities                         (144)        (258)

Cash Flows from Financing Activities:
        Principal payments under capital lease obligations                              (28)         (13)
        Payments long term obligations                                                 (259)         (75)
        Proceeds from notes payable                                                   1,789           --
        Proceeds from sale of common stock and preferred stock                          186        4,882
                                                                                     ------       ------
                         Net cash provided by financing activities                    1,688        4,794
                                                                                     ------       ------

Effect of exchange rate changes on cash                                                 (10)         (19)
                                                                                     ------       ------
Net increase in cash and cash equivalents                                               341        2,368

Cash and cash equivalents, beginning of period                                          221        1,098
                                                                                     ------       ------
Cash and cash equivalents, end of period                                                562        3,466
                                                                                     ------       ------


   See accompanying notes to the condensed consolidated financial statements.

                LEARNINGBYTE INTERNATIONAL, INC. AND SUBSIDIARIES
        Notes to Condensed Consolidated Financial Statements (Unaudited)
                             June 30, 2001 and 2000

1.   Basis of Presentation

     LearningByte International, Inc. ("LBI"), a Minnesota corporation, provides computer software training and consulting in the United States. The Company's principal activity is the development of customer-defined learning programs for individualized technology-based instruction.

     The condensed consolidated financial statements included herein have been prepared by LBI, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although we believe the disclosures which are made are adequate to make the information presented not misleading. It is suggested that this document be read in conjunction with the consolidated financial statements and the notes thereto included elsewhere in this document.

     The unaudited condensed consolidated financial statements included herein reflect all adjustments (which include only normal, recurring adjustments) which are, in the opinion of management, necessary to state fairly the results for the periods presented. The results for such periods are not necessarily indicative of the results to be expected for the entire fiscal year ending March 31, 2002.

2.   Revenue Recognition

     The Company derives its revenue from customer-defined computer-based training development, consulting, and the licensing of its software, maintenance and support.

     The Company recognizes revenue from customer-defined computer-based training as earned in accordance with Statement of Position (SOP) 81-1, Accounting for Performance of Construction/Production-Type Contracts, as development progresses based on the percentage of completion method. The percentage of completion is based on the ratio of actual custom development or service costs incurred to date, to total estimated costs to complete the custom course or service. Provisions for estimated losses on incomplete contracts will be made on a contract by contract basis and recognized in the period in which such losses become probable and can be reasonably estimated. To date, there have been no such losses. Custom contracts typically call for non-refundable payments due upon achievement of certain milestones in production of the courses or in consulting services. Licensing of software, maintenance and support revenue is recognized ratably over the contract period. Deferred revenues represent customer prepayments.

3.   Recent Pronouncements

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 establishes a new model for accounting for derivatives and hedging activities and supercedes and amends a number of existing accounting standards. SFAS No. 133 requires that all derivatives be recognized in the balance sheet at their fair market value and the corresponding derivative gains or losses be either reported in the statement of operations or as a deferred item depending on the type of hedge relationship that exists with respect of such derivatives. In July 1999, the Financial Accounting Standards Board issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133, SFAS No. 137 deferred the effective date until the year beginning after June 30, 2000. In June 2000, the Financial Accounting Standards Board issued SFAS No. 138, Accounting for Derivative Instruments and Hedging Activities--An Amendment of FASB Statement No. 133. SFAS No. 138 amends the accounting and reporting standards for certain derivatives and hedging activities such as net settlement contracts, foreign currency transactions and intercompany derivatives. The Company has adopted SFAS No. 133 in its quarter ending June 30, 2001. To date, the Company has not engaged in derivative or hedging activities, and accordingly, the adoption of SFAS No. 133 had no impact on the financial statements.

     In June 2001, the Financial Accounting Standards Board issued SFAS No. 141, Business Combinations and SFAS No.142, Goodwill and Other Intangible Assets. SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for under the purchase method and addresses the initial recognition and measurement of goodwill and other intangible assets acquired in a business combination. SFAS No. 142 addresses the initial recognition and measurement of intangible assets acquired outside of a business combination and the accounting for goodwill and other intangible assets subsequent to their acquisition. SFAS No. 142 provides that intangible assets with finite useful lives be amortized and that goodwill and intangible assets with indefinite lives will not be amortized, but will rather be tested at least annually for impairment.

4.   Subsequent Events

     In May 2001, the Company entered into a line of credit with P.T. Indo-Bharat Rayon to provide for borrowings up to $5 million to be used for working capital purposes. Interest on this line accrues at prime plus 3 percent. All outstanding principal and accrued interest under this line of credit shall be due and payable upon the earlier of May 11, 2003 or the date of any future financing, including, but not limited to, an initial public offering. In connection with this line of credit agreement, the Company issued warrants to purchase 250,000 shares of the Company's common stock at an exercise price of $3.50 per share. The warrants were immediately exercisable and the value of $1,021,000 was being expensed over the term of the 24 month agreement. The value of these warrants was determined based on the Black-Scholes option-pricing model with the following assumptions: average risk free rate of 6.5%; no dividend yield; volatility of 100%; and a life of 5 years.

     In August 2001, the Company entered into an agreement to be acquired by DigitalThink, Inc. (DigitalThink). Under the terms of the agreement, DigitalThink will issue approximately 4.7 million shares of its common stock for all the outstanding stock of the Company, including the number of common shares which would be issued upon conversion of the Series B preferred stock, and all options and out-of-the money warrants. The transaction closed October 15, 2001 and at that date the operations of the Company ceased to exist on a stand alone basis. All future cash needs will be supported by the surviving entity, DigitalThink, from October 15, 2001 forward.

ITEM. 7(b)

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Effective August 28, 2001, DigitalThink, Inc. ("DigitalThink" or the "Company") assumed full operating control of LearningByte International, Inc. ("LBI"), a provider of custom e-learning courseware, in exchange for an agreement to issue approximately 4.7 million shares of DigitalThink common stock and assumed warrants outstanding.

The unaudited pro forma condensed combined financial information includes the unaudited pro forma condensed combined balance sheet as of June 30, 2001 and the unaudited pro forma condensed combined statements of operations for the quarter ended June 30, 2001 and for the year ended March 31, 2001. The unaudited pro forma condensed combined balance sheet gives effect to the acquisition of LBI as if it had occurred on June 30, 2001. The unaudited pro forma condensed combined statements of operations, give effect to the acquisition of LBI as if it had occurred on April 1, 2000. The unaudited pro forma condensed combined financial information reflects the allocation of purchase price of LBI based upon preliminary estimates of fair values of assets acquired and liabilities assumed. The final allocation of the purchase price may change as additional information is obtained and, accordingly, the ultimate allocation may differ from that used in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information and related notes are provided for information purposes only, and are not necessarily indicative of the combined entity's operations had the acquisition actually occurred on the dates indicated, nor are they necessarily indicative of future operations. The pro forma adjustments and the assumptions on which they are based are described in the accompanying notes to this information.

The unaudited pro forma condensed combined financial information is based on, and should be read in conjunction with, the historical consolidated financial statements and related notes thereto, which are included in the Company's Annual Report on Form 10-K for the year ended March 31, 2001, the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, and the accompanying historical consolidated financial statements and the notes thereto of LBI presented elsewhere in this Current Report on Form 8-K/A.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                  JUNE 30, 2001
                                 (in thousands)
                                   (unaudited)

                                                         DigitalThink        LBI          Pro Forma       Pro Forma
                                                          Historical     Historical      Adjustments       Combined
                                                         ------------    ----------      -----------      ---------
Current assets:
Cash and equivalents                                      $  34,576       $     562                       $  35,138
Marketable securities                                        22,388              --                          22,388
Restricted cash                                               3,923              --                           3,923
Accounts receivable, net                                      9,416           1,129                          10,545
Prepaid expenses and other current assets                     3,794             262                           4,056
                                                          ---------       ---------       ----------      ---------
                Total current assets                         74,097           1,953                          76,050

Property and equipment, net                                  17,445           1,573                          19,018
Goodwill and other intangible assets                         14,409           3,374           75,367 b       89,776
                                                                                              (3,374)e

                                                          ---------       ---------       ----------      ---------
                TOTAL ASSETS                              $ 105,951       $   6,900       $   71,993      $ 184,504
                                                          =========       =========       ==========      =========


Current liabilities:
Accounts payable                                          $   6,501       $   1,432                       $   7,933
Accrued liabilities                                           5,166             959            4,100 a       10,225
Capital lease obligations, current portion                       --             134                             134
Deferred revenues                                             9,406           1,729                          11,135
Notes payable, current portion                                   --           2,741                           2,741
                                                          ---------       ---------       ----------      ---------
                Total current liabilities                    21,073           6,995            4,100         32,168

Capital lease obligations, net of current portion                --             176                             176
Notes payable, net of current portion                            17             327                             344
                                                          ---------       ---------       ----------      ---------
                Total long-term liabilities                      17             503                             520

Series B preferred stock                                         --           7,500           (7,500)c           --

Common stock and additional paid-in-capital                 191,031          33,862          (33,862)c      258,326
                                                                                              63,767 d
                                                                                               3,528 h

Deferred stock compensation                                  (2,166)             --                          (2,166)
Notes receivable from stockholders                               (9)             --                              (9)
Accumulated other comprehensive income                          119            (148)             148 c          119
Accumulated deficit                                        (104,114)        (41,812)          41,812 c     (104,454)
                                                          ---------       ---------       ----------      ---------
                Total stockholders' equity (deficit)         84,861          (8,098)          75,393        151,816
                                                          ---------       ---------       ----------      ---------
                TOTAL LIABILITIES AND EQUITY              $ 105,951       $   6,900       $   71,993      $ 184,504
                                                          =========       =========       ==========      =========

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED MARCH 31, 2001
                      (in thousands, except per share data)
                                   (unaudited)

                                                             DigitalThink       LBI
                                                              Historical      Historical
                                                             (Year ended     (Year ended     Pro Forma      Pro Forma
                                                               3/31/01)        3/31/01)     Adjustments     Combined
                                                             ----------      -----------    -----------     ---------
REVENUES:
      Delivered Learning fees                                 $  17,978       $      --       $     --      $  17,978
      Learning Solution services                                 20,680           6,407             --         27,087
                                                              ---------       ---------       --------      ---------
          Total revenues                                         38,658           6,407             --         45,065
                                                              ---------       ---------       --------      ---------
COSTS AND EXPENSES:
      Cost of Delivered Learning fees                             5,509              --             --          5,509
      Cost of Learning Solution services                         11,211           5,769             --         16,980
      Content research and development                            6,092           1,368             --          7,460
      Technology research and development                        11,791              --             --         11,791
      Selling and marketing                                      23,105           6,613             --         29,718
      General and administrative                                  6,046           2,540             --          8,586
      Depreciation                                                3,190             408             --          3,598
      Write-off of in-process research and development            7,118              --             --          7,118
      Amortization of goodwill and other intangibles              3,602             409           (409)e        5,522
                                                                                                 1,920 f

      Amortization of warrants                                   13,131             896             --         14,027
      Stock-based compensation                                    5,432              --             --          5,432
      Loss from impairment of investment                           --               560             --            560
                                                              ---------       ---------       --------      ---------
          Total costs and expenses                               96,227          18,563          1,511        116,301
                                                              ---------       ---------       --------      ---------
Loss from operations                                            (57,569)        (12,156)        (1,511)       (71,236)
Interest and other income (expense)                               5,344               5             --          5,349
                                                              ---------       ---------       --------      ---------
Net loss                                                      $ (52,225)      $ (12,151)      $ (1,511)     $ (65,887)
                                                              =========       =========       ========      =========
Shares used in basic and diluted loss per common share           34,524                          4,717 g       39,241

Basic and diluted loss per common share                       $   (1.51)                                    $   (1.68)

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                       FOR THE QUARTER ENDED JUNE 30, 2001
                      (in thousands, except per share data)
                                   (unaudited)

                                                              DigitalThink        LBI           Pro Forma        Pro Forma
                                                               Historical      Historical      Adjustments       Combined
                                                              ------------     ----------      -----------       ---------
REVENUES:
      Delivered Learning fees                                    $ 7,778              --              --          $  7,778
      Learning Solution services                                   7,232           2,277              --             9,509
                                                                --------        --------         -------         ---------
          Total revenues                                          15,010           2,277              --            17,287
                                                                --------        --------         -------         ---------
COSTS AND EXPENSES:
      Cost of Delivered Learning fees                              1,795              --              --             1,795
      Cost of Learning Solution services                           3,363           1,523              --             4,886
      Content research and development                             1,382              --              --             1,382
      Technology research and development                          3,246             197              --             3,443
      Selling and marketing                                        7,210           1,416              --             8,626
      General and administrative                                   1,758             580              --             2,338
      Depreciation                                                 1,067             150              --             1,217
      Amortization of goodwill and intangibles                     1,201             189            (189) e          1,506
                                                                                                     305  f

      Amortization of warrants                                     2,751               8              --             2,759
      Stock-based compensation                                       628              --              --               628
                                                                --------        --------         -------         ---------
          Total costs and expenses                                24,401           4,063             116            28,580
                                                                --------        --------         -------         ---------
Loss from operations                                              (9,391)         (1,786)           (116)          (11,293)
Interest and other income (expense)                                  829            (687)             --               142
                                                                --------        --------         -------         ---------
Net loss                                                        $ (8,562)       $ (2,473)        $  (116)        $ (11,151)
                                                                ========        ========         =======         =========

Shares used in basic and diluted loss per common share            35,062                           4,717  g         39,779

Basic and diluted loss per common share                         $  (0.24)                                        $   (0.28)

    NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(a) To record the estimated transaction costs of $800,000 incurred by the Company, estimated transaction costs of $2.8 million recorded by LBI, and estimated employment related costs of $500,000 recorded by LBI associated with the acquisition of LBI.

(b) To record the excess of purchase price over the fair value of identifiable net assets and liabilities assumed.

Stock issued to LBI stockholders             $ 63,767
Warrants assumed                                3,528
Transaction costs                                 800
                                             --------
Total purchase price                         $ 68,095


Acquired technology and customer list        $  6,800
Goodwill                                       68,567
Net fair value of tangible assets
       acquired and liabilities assumed        (7,272)
                                             --------
Net assets acquired                          $ 68,095

     The allocation of the purchase price to acquired technology and customer list was based upon independent valuation.

(c)  To record the elimination of LBI's stockholder's equity.

(d) To record the value of the 4,717,000 shares of common stock of the Company issued to effect the acquisition.

(e) To eliminate goodwill and intangible balances and the amortization previously recorded by LBI.

(f) To record the amortization of intangibles recorded in accordance with Statement of Financial Accounting Standards (SFAS) No. 141 and 142. In accordance with SFAS No. 141 and 142, no amortization of goodwill is recorded for acquisitions made subsequent to June 30, 2001. Accordingly, no goodwill amortization has been reflected in the pro forma financial information associated with the acquisition of LBI, including the pro forma adjustments from the beginning of the period.

(g)  To reflect the additional shares issued by the Company to acquire LBI.

(h) To reflect the estimated fair value of approximately 460,000 LBI warrants assumed by the Company ranging in price from approximately $7.00 to $33.00 per share.

                                  EXHIBIT INDEX

               Exhibit
               Number      Description
               ------      -----------
               99.1**      Agreement and Plan of Merger between DigitalThink,
                           Inc. and LBI dated August 14, 2001.

               99.2** Press release dated August 14, 2001 announcing the execution of the Agreement and Plan of Reorganization.

               23.1        Independent Auditors' Consent (KPMG LLP)

** Incorporated by reference to the Company's form 8-K filed with the Securities and Exchange Commission on August 22, 2001.